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                              DELEGATION AGREEMENT

                                     BETWEEN

                                 ING FUNDS TRUST

                                       AND

                        INVESTORS FIDUCIARY TRUST COMPANY
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                              DELEGATION AGREEMENT


                  AGREEMENT, dated as of October 30, 1998 by and between INVESTORS FIDUCIARY TRUST COMPANY, a corporation chartered under the laws of Missouri (the "Delegate"), and ING FUNDS TRUST, an investment management company organized under the laws of Delaware (the "Fund"), on behalf of its various Portfolios, individually and not severally (collectively, the "Portfolios").

                  WHEREAS, the Delegate is the investment adviser of each the Portfolios under an investment advisory agreement (the "Advisory Agreement").

                  WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Trustees of the Fund desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.                DEFINITIONS

                  Capitalized terms in this Agreement have the following meanings:

                  a.       Assets

                           Assets means any of the Fund's investments (including
foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

                  b.       Authorized Representative

                           Authorized Representative means any one of the
persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party, to send notices to the other party, to add or delete jurisdictions pursuant to Article 4, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

                  c.       Board

                           Board means the Board of Trustees (or the body
authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.
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                  d.       Compulsory Securities Depository

                           Compulsory Securities Depository means a Securities
Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

                  e.       Country Risk

                           Country Risk means all factors reasonably related to
the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

                  f.       Eligible Foreign Custodian

                           Eligible Foreign Custodian has the meaning set forth
in Rule 17f-5(a)(1) and shall include branches of a U.S. Bank (as the term U.S. Bank is defined in Rule 17f-5).

                  g.       Foreign Custody Manager

                           Foreign Custody Manager has the meaning set forth in
Rule 17f-5(a)(2).

                  h.       Monitor

                           Monitor means to re-assess or re-evaluate, at
reasonable intervals, a decision or determination previously made.

                  i.       Securities Depository

                           Securities Depository has the meaning set forth in
Rule 17f-5(a)(6).

2.                REPRESENTATIONS

                  a.       Delegate's Representations

                           The Delegate represents that it is a corporation
chartered under the laws of the State of Missouri.

                  b.       Fund's Representations

                  The Fund represents that the Board has determined that it is reasonable to rely on the Delegate to perform the responsibilities delegated by this Agreement.
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3.                JURISDICTIONS COVERED

                  a.       Initial Jurisdictions

                           The authority delegated by this Agreement applies
only with respect to Assets held in the jurisdictions listed in Appendix B.

                  b.       Added Jurisdictions

                           Jurisdictions may be added to Appendix B by written
agreement in the form of Appendix C. The Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that the Delegate's Authorized Representative and the Board's Authorized Representative have both executed a copy of Appendix C listing such jurisdiction, or (ii) the time that the Delegate's Authorized Representative receives a copy of such fully executed Appendix C.

                  c.       Withdrawn Jurisdictions

                           The Board may withdraw its delegation with respect to
any jurisdiction upon written notice to the Delegate. The Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to the Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, the Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions as to which authority is withdrawn.

4.                DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

                  a.       Selection of Eligible Foreign Custodians

                           Subject to the provisions of this Agreement and the
requirements of Rule 17f-5 (and any other applicable law), the Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by the Delegate in each jurisdiction to which this Agreement applies.

                  b.       Contracts With Eligible Foreign Custodians

                           Subject to the provisions of this Agreement and the
requirements of Rule 17f-5 (and any other applicable law), the Delegate is authorized to enter into, on behalf of the Fund and the Portfolios, such written contracts governing the Fund's foreign custody arrangements with such Eligible Foreign Custodians as the Delegate deems appropriate.

5.                MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

                  In each case in which the Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, the Delegate is authorized to, and shall, on behalf of the Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which the Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing the Fund's foreign custody arrangements, the Delegate is authorized to, and shall, on behalf of the Fund, establish a system to Monitor the appropriateness of such contract.

6.                GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED
                  AUTHORITY

                  a.       Board's Conclusive Determination Regarding Country
                           Risk

                           In exercising its delegated authority under this
Agreement, the Delegate may assume, for all purposes, that the Board (or a Portfolio's investment adviser, pursuant to authority delegated by the Board) has considered, and pursuant to its fiduciary duties to the Fund and the Portfolios' shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, the Delegate may also assume that the Board (or the Fund's investment adviser, pursuant to authority delegated by the Board) has, and will continue to, Monitor such Country Risk to the extent the Board deems necessary or appropriate.

                           Nothing in this Agreement shall require the Delegate
to make any selection or to engage in any Monitoring on behalf of the Fund that would entail consideration of Country Risk.

                  b.       Selection of Eligible Foreign Custodians

                           In exercising the authority delegated under this
Agreement to place Assets with an Eligible Foreign Custodian, the Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

                           i. The Eligible Foreign Custodian's practices, procedures and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

                           ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Fund Assets;

                           iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

                           iv. Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

                           v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix D to this Agreement; and

                           vi. In the case of an Eligible Foreign Custodian that is a Securities Depository, any additional factors and criteria set forth in Appendix E to this Agreement.

                  c.       Evaluation of Written Contracts

                           In exercising the authority delegated under this
Agreement to enter into written contracts governing the Fund's foreign custody arrangements with an Eligible Foreign Custodian, the Delegate shall determine that such contracts (or, in the case of a Securities Depository, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, the Delegate ensures that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

                  d.       Monitoring

                           In exercising the authority delegated under this
Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing the Fund's foreign custody arrangements, the Delegate shall consider any factors and criteria set forth in Appendix F to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Assets.

7.                STANDARD OF CARE

                  In exercising the authority delegated under this Agreement, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

8.                REPORTING REQUIREMENTS

                  The Delegate agrees to provide written reports notifying the Board of the placement of Assets with a particular Eligible Foreign Custodian or Permissible Foreign Custodian and of any material change in the Fund's foreign custody arrangements. Such reports shall be provided to the Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

9.                PROVISION OF INFORMATION REGARDING COUNTRY RISK

                  With respect to the jurisdictions listed in Appendix B, or added thereto pursuant to Article 4, the Delegate agrees to provide annually to the Board such information relating to Country Risk, if available, as is specified in Appendix G to this Agreement.

10.               LIMITATION OF LIABILITY

                  a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and each Portfolio (individually, and not jointly) shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party with respect to such Portfolio. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                           i. Any act or omission by the Delegate or any Indemnified party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

                           ii. Any information which the Delegate provides or does not provide under Section 10 hereof;

                           iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war of terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware of software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

                  b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

                  c. The Delegate shall indemnify the Fund and hold harmless the Fund, its officers, trustees, employees and agents, against any claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate.

11.               ARBITRATION OF DISPUTES

                  To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the laws of the State of Delaware. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

12.               EFFECTIVENESS AND TERMINATION OF AGREEMENT

                  This Agreement shall be effective as of the later of the date of execution on behalf of the Board or the Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13.               AUTHORIZED REPRESENTATIVES AND NOTICES

                  The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix H. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.               GOVERNING LAW

                  This Agreement shall be constructed in accordance with the laws of State of Delaware without regard to principals of choice of law.

15.               LIMITATION OF LIABILITY

                  The Delegate understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally but bind only the Fund and the Fund's Property.

                  The Delegate represents that it has notice of the provision of the Declaration of Trust of the Fund disclaiming shareholder and Trustee liability for acts or obligations of the Fund.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Authorized Representatives of the Board and of the Delegate have affixed their signatures as of the date first written above.


         INVESTORS FIDUCIARY TRUST COMPANY



         By:  _____________________________
         Name:
         Title:


         ING FUNDS TRUST, on behalf
         of the Portfolios set forth in Appendix A, individually and not jointly



         By: _____________________________
         Name:
         Title:

LIST OF APPENDICES

       A  --    List of Portfolios

       B   --   Jurisdictions Covered

       C   --   Additional Jurisdictions Covered

       D   --   Additional Factors and Criteria To Be Applied in the Selection
                of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

       E   --   Additional Factors and Criteria To Be Applied in the Selection
                of Eligible Foreign Custodians That Are Securities Depositories

       F   --   Factors and Criteria To Be Applied in Establishing Systems For
                The Monitoring of Foreign Custody Arrangements and Contracts

       G   --   Information Regarding Country Risk

       H   --   Authorized Representatives

                                   APPENDIX A

                               LIST OF PORTFOLIOS

ING Money Market Fund

ING U.S. Treasury Money Market Fund

ING Intermediate Bond Fund

ING High Yield Bond Fund

ING International Fixed Income Fund

ING Mortgage Income Fund

ING National Tax-Exempt Bond Fund

ING Large Cap Growth Fund

ING Growth and Income Fund

ING Mid Cap Growth Fund

ING Small Cap Growth Fund

ING Balanced Fund

ING Global Brand Names Fund

ING International Equity Fund

ING Emerging Markets Equity Fund

ING European Equity Fund

ING Tax Efficient Fund

ING Focus Fund

ING Global Information Technology Fund

ING Global Real Estate Fund



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
                                   APPENDIX B

                              JURISDICTIONS COVERED

                [DELETE those countries which are NOT delegated]

                            Argentina                         Lithuania
                            Austria                           Luxembourg
                            Australia                         Malaysia
                            Bangladesh                        Mauritius
                            Belgium                           Mexico
                            Bahrain                           Morocco
                            Botswana                          Namibia
                            Brazil                            Netherlands
                            Canada                            New Zealand
                            Chile                             Norway
                            China                             Oman
                            Colombia                          Pakistan
                            Croatia                           Peru
                            Cyprus                            Philippines
                            Czech Republic                    Poland
                            Denmark                           Portugal
                            Ecuador                           Romania
                            Egypt                             Russia
                            Estonia                           Singapore
                            Euroclear                         Slovak Republic
                            Finland                           Slovenia
                            France                            South Africa
                            Germany                           Spain
                            Ghana                             Sri Lanka
                            Greece                            Swaziland
                            Hong Kong                         Sweden
                            Hungary                           Switzerland
                            India                             Taiwan
                            Indonesia                         Thailand
                            Ireland                           Turkey
                            Israel                            United Kingdom
                            Italy                             United States
                            Japan                             Uruguay
                            Jordan                            Venezuela
                            Kenya                             Zambia
                            Korea                             Zimbabwe
                            Latvia
                            Lebanon

                                   APPENDIX C

                        ADDITIONAL JURISDICTIONS COVERED



         Pursuant to Article 4 of this Agreement, the Delegate and the Board agree that the following jurisdictions shall be added to Appendix A:



                      [insert additional countries, if any]





INVESTORS FIDUCIARY TRUST COMPANY



By:  ___________________________________

Name:

Title:


ING FUNDS TRUST, on behalf of
the Portfolios set forth in Appendix A,
individually and not jointly



By:  ___________________________________

Name:

Title:

DATE:  ______________________________


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
                                   APPENDIX D

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES



         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, the Delegate shall consider the following factors, if such information is available (check all that apply):




__________        None



__________        Other (list below)

                                   APPENDIX E

                      ADDITIONAL FACTORS AND CRITERIA TO BE
                  APPLIED IN THE SELECTION OF ELIGIBLE FOREIGN
                   CUSTODIANS THAT ARE SECURITIES DEPOSITORIES



         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are Securities Depositories, the Delegate shall consider the following factors, if such information is available (check all that apply):




         1.       Whether use is voluntary or compulsory

         2.       Ownership

         3.       Operating history

         4.       Established rules, practices and procedures

         5.       Membership

         6.       Financial strength

         7.       Governing regulatory body

                                   APPENDIX F

                       FACTORS AND CRITERIA TO BE APPLIED
                  IN ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


         In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, the Delegate shall consider the following factors, if such information is available (check all that apply).



         1.       Operating performance

         2.       Established practices and procedures

         3.       Relationship with market regulators

         4.       Contingency planning

                                   APPENDIX G

                       INFORMATION REGARDING COUNTRY RISK



         To aid the Board in its determinations regarding Country Risk, the Delegate will furnish the Board annually with respect to the jurisdictions specified in Article 3, the following information:


1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a)       Access to books and records by the Fund's accountants

         b) Ability to recover assets in the event of bankruptcy of a custodian

         c)       Ability to recover assets in the event of a loss

         d)       Likelihood of expropriation or nationalization, if available

         e)       Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Summary of Central Depository Information

6. Country Profile Matrix containing market practice for:

         a)       Delivery versus payment

         b)       Settlement method

         c)        Currency restrictions

         d)       Buy-in practice

         e)       Foreign ownership limits

         f)       Unique market arrangements

                                   APPENDIX H

                           AUTHORIZED REPRESENTATIVES

    Notices under this Agreement shall be sent to any one of the following --




1.       BOARD

a.       _____________________________________________ (name)

         _____________________________________________ (title)

         _____________________________________________ (address)

b.       _____________________________________________ (name)

         _____________________________________________ (title)

         _____________________________________________ (address)

c.       _____________________________________________ (name)

         _____________________________________________ (title)

         _____________________________________________ (address)

2.       DELEGATE


         a.

         b.


                                       H-1